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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement of Republic Bancshares, Inc. on Form S-4 of our report dated March 6, 1998 of Bankers Savings Bank, FSB for the year ended December 31, 1997, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the headings "Selected Financial and Other Data of Bancshares and BSB" and "Experts" in such Proxy Statement/Prospectus.

                                          DELOITTE & TOUCHE LLP

Miami, Florida

September 23, 1998